UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2020

Technical Communications Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-34816	04-2295040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 287-5100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	TCCO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01	Other Events

Technical Communications Corporation (the “Company”) will be relying on the Securities and Exchange Commission’s Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay for up to 45 days its periodic report set forth below due to the circumstances related to the COVID-19 pandemic.

The Company will delay filing its Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2020 (the “Filing”) in reliance on the Order. The Filing is due May 12, 2020. The Company expects to file the Filing no later than May 29, 2020. Due to local governmental orders, most TCC employees have been required to fully or partially work from home, significantly limiting access to the facilities, books and records, as well as the support from TCC’s accounting and other staff, necessary to prepare the Filing, resulting in the need for the additional time to file such periodic report.

In light of the COVID-19 pandemic, the Company also expects to supplement the risk factors previously disclosed in its Annual Report on Form 10-K for the fiscal year ended September 28, 2019 with the risk factor below. Such risk factor may be modified and updated to reflect any change in circumstances and/or events that occur as of the date the Filing is made.

The COVID-19 pandemic has disrupted our business and may adversely affect our operations and results of operations.

The COVID-19 pandemic may have a significant and adverse impact on our business. The full extent to which COVID-19 will impact our operating results and financial condition will depend on future developments that are highly uncertain and cannot be accurately predicted, including new medical and other information that may emerge concerning the virus and the actions by governmental entities or others to address and contain it.

As a result of COVID-19, many of our customers have closed their operations and as a result we are experiencing delays in orders. We believe these are only delays and that as we and our customers return to more normal operations these orders will be restored and future orders will resume on a more predictable basis, but we can make no assurances.

While we have not experienced any significant supply problems and there have been no materially late deliveries of components or parts to date, it is possible that in a period of sustained disruption we may encounter problems in the manufacturing process or shortages in parts, components or other elements vital to the manufacture, production and sale of our products.

Due to local governmental orders, most employees have been required to fully or partially work from home, significantly limiting the resources available to develop, manufacture and sell our products. Moreover, although we have been able to retain our employees and maintain all vital functions to date, it is possible that in a period of sustained disruption we would be forced to furlough or terminate some or all of our employees.

Finally, we cannot be certain that we will have access to sufficient liquidity to meet our obligations for the time required to allow our customer operations to resume or normalize. We may not be able to obtain additional liquidity on acceptable terms, or at all and any additional relief provided by lenders or governmental agencies may be insufficient to support our operations until business returns to normal.

Statements made in this Form 8-K that are not historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the impact of the COVID-19 pandemic (including its duration and severity) and governmental actions in response thereto; the effect of domestic and foreign political unrest; domestic and foreign government policies and economic conditions; changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

a.	Financial statements of businesses acquired. Not applicable.

b.	Pro forma financial information. Not applicable.
c.	Shell company transactions. Not applicable.
d.	Exhibits. Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Dated: May 12, 2020	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer